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Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We have issued our report dated April 1, 2013, with respect to the consolidated financial statements and financial statement schedules included in the Annual Report of Mattress Firm Holding Corp. on Form 10-K for the year ended January 28, 2014. We hereby consent to the incorporation by reference of said report in the Registration Statement of Mattress Firm Holding Corp. on Form S-8 (File No. 333-178698, effective December 22, 2011).

/s/ GRANT THORNTON LLP

Houston, Texas
March 26, 2014

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  Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM